Exhibit 10.81

DATED 7 JANUARY 2012

(1) OCM MARINE GP CTB, LTD.

(2) OCM ASIA PRINCIPAL OPPORTUNITIES FUND, L.P.

(3) OAKTREE FF INVESTMENT FUND, L.P.

(4) OAKTREE PRINCIPAL FUND V, L.P.

(5) OAKTREE PRINCIPAL FUND V (PARALLEL), L.P.

(6) GENERAL MARITIME CORPORATION

AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT OF
OCM MARINE HOLDINGS TP, L.P.

WARNING

THE TAKING OR SENDING BY ANY PERSON OF AN ORIGINAL OF THIS DOCUMENT INTO
THE CAYMAN ISLANDS MAY GIVE RISE TO THE IMPOSITION OF CAYMAN ISLANDS
STAMP DUTY

REF:  JA/KS/O0324-104536

THIS AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT is made on 7 January 2012

BETWEEN

(1)                                 OCM MARINE GP CTB, LTD., a Cayman Islands exempted company having its registered office at Walkers Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands as general partner (the “General Partner”); and

(2)                                 OCM ASIA PRINCIPAL OPPORTUNITIES FUND, L.P., having its registered office at Walkers Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands;

(3)                                 OAKTREE FF INVESTMENT FUND, L.P., having its registered office at Walkers Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands;

(4)                                 OAKTREE PRINCIPAL FUND V, L.P., having its registered office at Walkers Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands; and

(5)                                 OAKTREE PRINCIPAL FUND V (PARALLEL), L.P., having its registered office at Walkers Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (the party referenced in this clause (5), together with each of the parties referenced in clauses (2) through (4) above, the “Initial Limited Partners”); and

(6)                                 GENERAL MARITIME CORPORATION, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (together with the Initial Limited Partners, the “Current Limited Partners”).

WHEREAS

The General Partner and the Initial Limited Partners previously formed an exempted limited partnership pursuant to and in accordance with the Exempted Limited Partnership Law (as amended) of the Cayman Islands (the “ELP Law”).

The General Partner and the Current Limited Partners wish to amend and restate the Initial Exempted Limited Partnership Agreement of the Partnership (as defined below), dated 29 March 2011, on the terms set forth below,

IT IS AGREED

1.                                      NAME

1.1                               The name of the exempted limited partnership is OCM Marine Holdings TP, L.P. or such other name as the General Partner may from time to time determine (the “Partnership”).

2.                                      PURPOSE

2.1                               The Partnership is formed to engage in any lawful activity for which exempted limited partnerships may be formed under the ELP Law including making an equity and/or debt investment in OCM Marine Investments CTB, Ltd., an exempted company incorporated in the Cayman Islands and the holding of any warrants or other assets or securities in respect of General Maritime Corporation.

3.                                      REGISTERED OFFICE

3.1                               The registered office of the Partnership is Walkers Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.

4.                                      PARTNERS

4.1                               The names and addresses of the General Partner and the Current Limited Partners are as described above.

5.                                      POWERS AND LIABILITY

5.1                               Subject to the provisions of this Agreement, the General Partner shall have the powers, rights, obligations and liabilities of a general partner pursuant to the ELP Law (including section 4(2) of the ELP Law). Without limiting the foregoing, the General Partner shall have the rights and power to manage and administer the affairs of the Partnership and conduct the business of the Partnership.  At no time may any holder of Class B Interests or any affiliate thereof become a director, officer, or substantial owner of, or otherwise exercise control over, or act as an agent of, the General Partner.

5.2                               Subject to other provisions of this Agreement, the General Partner, from time to time and in its sole discretion, may admit one or more additional persons to the Partnership as limited partners (each such person, together with the Current Limited Partners, the “Limited Partners” and each a “Limited Partner” and, together with the General Partner, the “Partners”).

5.3                               Without limiting the foregoing, the General Partner shall have the power, for and on behalf of the Partnership, to incur indebtedness, grant guarantees and grant security interests in respect of any assets of the Partnership and shall have the power to grant security interests in respect of the General Partner’s contractual rights under this Agreement (including its rights in respect of the Capital Contributions by Partners).

5.4                               Notwithstanding any other provision in this Agreement to the contrary, the unanimous approval of the Limited Partners shall be required for any of the following actions to be taken by, or on behalf of, the Partnership:

(a)                                 the approval of the issuance of any Class A or Class B Units or options or rights to acquire any Class A or Class B Units in the Partnership;

(b)                                 the making of Distributions other than in cash;

(c)                                  any voluntary change in the tax status of the Partnership;

(d)                                 the bankruptcy, liquidation or dissolution of the Partnership;

(e)                                  the incurrence of indebtedness for borrowed money by the Partnership;

(f)                                   the incurrence of any liens on any assets of the Partnership; and

(g)                                  formation of any subsidiaries or entry into any joint ventures or partnerships if unrelated to the Partnership’s purpose as set forth in Section 2.1.

5.5                               Each Limited Partner acknowledges that as of the date hereof, the General Partner may be capitalized with only de minimis funds, and each Limited Partner hereby forever releases and discharges each, and agrees that it shall make no claims against any, Covered Person based upon any act or omission performed or omitted by such Covered Person, or any other Covered Person, (other than claims arising in respect of fraud) arising under or in connection with this Agreement, including under any “veil piercing” or similar theory, and whether due to claims of undercapitalization of the General Partner or otherwise. Each Covered Person of the General Partner is an express third party beneficiary of the foregoing. For purposes hereof, “Covered Person” means any Partner; any officers, directors, direct or indirect shareholders, controlling persons, partners, members or other holder of equity interests, employees, representatives or agents of the General Partner or any affiliate thereof; or any person who was, at the time of the act or omission in question, any of the above.

5.6                               The General Partner shall, acting in its sole discretion, be entitled to enter into one or more agreements and/or deeds on behalf of the Partnership to give effect to the exculpation provisions set out in Section 5.4.

6.                                      TERM

6.1                               The Partnership shall be established upon the filing of a statement pursuant to section 9 of the ELP Law and shall continue until terminated in accordance with this Agreement or any amendment or modification thereof. The General Partner and the Current Limited Partners agree not to commence the business of the Partnership until the Partnership has been registered as an exempted limited partnership in accordance with section 9 of the ELP Law.

7.                                      CLASS A AND CLASS B INTERESTS

7.1                               The General Partner may issue different classes of limited partnership interests to limited partners, such classes of limited partnership interests to be known as Class A limited partnership interests (“Class A Interests”) and Class B limited partnership interests (“Class B Interests”).  Class A Interests and Class B Interests will rank equally in all respects except to the extent set out in this Agreement.

7.2                               The limited partnership interest of each of the Current Limited Partners in the Partnership shall be deemed a Class A Interest or a Class B Interest, in each case as set forth in Section 8.1.  The limited partnership interest of any other partner to be admitted to the Partnership shall be as set out in the admission document by which they agree to adhere to, and be bound by, this Agreement (as may be amended from time to time) as a limited partner.

8.                                      CAPITAL CONTRIBUTION

8.1                              Each of the Current Limited Partners of the Partnership has made (or is deemed to have made) an initial Capital Contribution to the Partnership in an amount equal to US$100 in consideration for obtaining a Class A Interest or Class B Interest, in each case as set forth below:

Limited Partner	Partnership Interests
OCM Asia Principal Opportunities Fund, L.P.	Class A Interests
Oaktree FF Investment Fund, L.P.	Class A Interests
Oaktree Principal Fund V, L.P.	Class A Interests
Oaktree Principal Fund V (Parallel), L.P.	Class A Interests
General Maritime Corporation	Class B Interests

8.2                               Each of the Partners agrees that the General Partner shall not be required to make any Capital Contributions to the Partnership.

8.3                               Each partner shall make such additional Capital Contributions to the Partnership of such amounts and at such times as each such partner and the General Partner shall mutually agree from time to time.  The General Partner may from time to time amend the Schedule of Partners attached hereto to reflect any Capital Contributions and reallocate Class A Units of any Limited Partner to reflect relative shifts in ownership among the partners of Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., and Oaktree FF Investment Fund, L.P.

9.                                      ALLOCATIONS; U.S. FEDERAL INCOME TAX MATTERS

9.1                               The Partners intend that the Partnership be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and each Partner and the Partnership shall file all tax returns and shall otherwise file all tax and financial reporting positions in a manner consistent with such treatment. The provisions of this Section 9 shall apply solely for U.S. federal and applicable state and local income tax purposes if and to the extent that such provisions are or ever become relevant for any purpose.

9.2                               Maintenance of U.S. Tax Capital Accounts.  The Partnership shall maintain a “capital account” for each Partner according to the rules of U.S. Treas. Reg. § 1.704-1(b)(2)(iv) (a “U.S. Tax Capital Account”).  The Partnership may, upon the occurrence of any of the events specified in U.S. Treas. Reg. § 1.704-1(b)(2)(iv)(f), increase or decrease U.S. Tax Capital Accounts in accordance with the rules of such regulation and U.S. Treas. Reg. § 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Partnership property.

9.3                               Allocations.  After taking into account all allocations described in Section 9,4, the items of Partnership income, gain, loss or deduction for any fiscal period that are not allocated pursuant to Section 9.4 shall be allocated among the Partners in such manner that, as of the end of such fiscal period and to the extent possible, the U.S. Tax Capital Account of each Partner shall be equal to the amount that would be distributed to such Partner under this Agreement (or the amount for which such Partner would be liable to the Partnership under this Agreement, under the ELP Law or otherwise) determined as if the Partnership were to (a) liquidate the assets of the Partnership for an amount equal to their book value (as determined for U.S. federal income tax purposes, including to reflect the adjustments required or permitted by U.S. Treas. Reg. § 1.704-1(b)(2)(iv)(d)-(g).) and (b) distribute the proceeds in liquidation in accordance with Section 10.

9.4                               Tax Allocations.

(a)                                 For U.S. federal income tax purposes, all income, gains, losses and deductions of the Partnership shall be allocated, among the Partners in accordance with the allocation of such income, gains, losses and deductions among the Partners pursuant to Section 9.3.

(b)                                 Notwithstanding any other provision of this Agreement, if a Partner unexpectedly receives an adjustment, allocation or distribution described in U.S. Treas. Reg. §1.704-1(b)(2)(ii)(d)(4), (5) or (6) that gives rise to a negative U.S. Tax Capital Account (or that would give rise to a negative U.S. Tax Capital Account when added to expected adjustments, allocations or distributions of the same type) that exceeds the amount such Partner is required to restore, such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; provided that the Partnership’s subsequent income, gains, losses and deductions shall be allocated among the Partners so as to achieve as nearly as possible the results that would have been achieved if this Section 9.4(b) had not been in this Section 9, except that no such allocation shall be made that would violate the provisions or purposes of U.S. Treas. Reg. §1.704-1(b).

9.5                               Tax Matters Partner.  The General Partner is designated as the “Tax Matters Partner” (as defined in Code § 6231).  The General Partner may, in its sole discretion, file all tax returns and make all tax elections with respect to the Partnership as may be advisable in the opinion of the General

Partner under the laws of the United States or any state thereof, provided, however, that the General Partner shall not elect to treat the Partnership as an association taxable as a corporation for U.S. federal income tax purposes without the unanimous written consent of the Limited Partners.

9.6                               Profits Interest.  It is the intention of the Partnership and the Partners that the Class B Interests shall be treated as a “profits interest” within the meaning of Internal Revenue Service Revenue Procedure 93-27.

10.                               DISTRIBUTIONS

10.1                        The General Partner may in its sole discretion (but shall not be obligated to) make Distributions at any time or from time to time, but shall make Distributions only in the following order of priority:

(a)                                 first, to Limited Partners who hold Class A Interests (ratably among such Limited Partners in accordance with their Class A Sharing Percentages immediately prior to such Distribution), until the cumulative amount distributed to each such Limited Partner pursuant to this Section 10.1(a) is equal to the aggregate Capital Contributions of such Limited Partner;

(b)                                 second, to Limited Partners who hold Class B Interests (ratably among such Limited Partners in accordance with their Class B Sharing Percentages immediately prior to such Distribution), until the aggregate amount distributed to each such Limited Partner pursuant to this Section 10.1(b) is equal to the product of (x) the Class B Sharing Percentage of such Limited Partner, (y) the quotient of the aggregate number Class B Units of such Limited Partner divided by the Total Fund Units and (z) the aggregate amount of Distributions theretofore made pursuant to Section 10.1(a); and

(c)                                  third, to all Limited Partners (ratably among such Limited Partners in accordance with their Total Sharing Percentages immediately prior to such Distribution).

For purposes of this Agreement,

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the fair market value of other property which a Limited Partner contributes or is deemed to have contributed to the Partnership with respect to any limited partnership interest.

“Class A Units” means, with reference to each Limited Partner, the number of units with respect to its Class A Interests, in each case as set forth next to such Limited Partner’s name on the Schedule of Partners attached hereto as may be amended by the General Partner from time to time.

“Class A Sharing Percentage” means, with reference to each Limited Partner, its sharing percentage with respect to Class A Interests being calculated with reference to such Limited Partner’s Class A Units over aggregate Class A Units of all Limited Partners.

“Class B Units” means, with reference to each Limited Partner, the number of units with respect to its Class B Interests, in each case as set forth next to such Limited Partner’s name on the Schedule of Partners attached hereto as may be amended by the General Partner from time to time.

“Class B Sharing Percentage” means, with reference to each Limited Partner, its sharing percentage with respect to Class B Interests being calculated with reference to such Limited Partner’s Class B Units over aggregate Class B Units of all Limited Partners.

“Distribution” means each distribution made by the Partnership with respect to limited partnership interests, whether in cash, property of the Partnership or securities held by the Partnership and whether by liquidating distribution, redemption, repurchase or otherwise; provided that, none of the following shall be deemed to be a Distribution: (a) any recapitalization or exchange of securities of the Partnership, and, to the extent applicable, any subdivision (by split or otherwise) or any combination (by reverse split or otherwise) of any outstanding limited partnership interests, (b) any reasonable fees, other remuneration or expense reimbursement paid to any holder of limited partnership interests in such holder’s capacity as an employee, consultant or other provider of services to the General Partner and/or the Partnership or (c) receipt by a holder of Class A Interests of amounts paid by or to the Partnership in respect of fees and/or expenses pursuant to any written agreement or arrangement.

“Total Fund Units” means the sum of all Class A Units and Class B Units which, as of the date of this Agreement, equals 10,000.

“Total Sharing Percentage” means, with respect to each Limited Partner, the sum of such Limited Partner’s Class A Units and Class B Units over the Total Fund Units.

11.                               TRANSFER

11.1                        A Partner may transfer all or any part of its partnership interest in the Partnership only with the consent of the General Partner (which consent may be given or withheld in the General Partner’s sole discretion) and any permitted transferee of a partnership interest shall be admitted as a substitute partner.

12.                               OAKTREE FF INVESTMENT FUND, L.P.

12.1                        Notwithstanding any other provision of this Agreement, the liabilities of Oaktree FF Investment Fund, L.P. under this Agreement shall be limited to the assets of Oaktree FF Investment Fund, L.P. attributable to the limited partner interests in Oaktree FF Investment Fund, L.P. representing “Class A” interests thereof.  It is agreed and acknowledged that no party shall have recourse to any other assets of Oaktree FF Investment Fund, L.P. and shall seek any judicial order or remedy to have Oaktree FF Investment Fund, L.P. or any of its general partners wound up or otherwise dissolved.

13.                               TERMINATION

13.1                        The Partnership shall be required to be wound up:

(a)                                 at the discretion of the General Partner, upon the service of a notice of winding up by the General Partner on each of the Limited Partners; or

(b)                                 upon the withdrawal by or resignation of the General Partner as the last remaining general partner of the Partnership; or

(c)                                  upon the occurrence of any event leaving the General Partner as the sole partner of the Partnership.

13.2                        The affairs of the Partnership shall be wound up by the General Partner or such other person as the General Partner shall appoint, in each case in accordance with the ELP Law.  Notwithstanding the foregoing, all Distributions among the Partners shall be made in accordance with the provisions of Section 10.1.

13.3                        Upon the completion of the winding up of the Partnership, the General Partner shall file with the Registrar any notice of dissolution required to be filed pursuant to the ELP Law. This agreement shall terminate upon the filing of the notice of dissolution in accordance with this Section 13.3.

14.                               AMENDMENTS TO AGREEMENT

14.1                        The terms and provisions of this Agreement may be modified or amended at any time and from time to time with the written consent of the General Partner and those Limited Partners who hold Class A Interests.  The consent of any Limited Partner who holds a Class B Interest will only be required to the extent that its rights are to be materially adversely affected by an amendment to this Agreement, (disregarding any such effect resulting from the individual circumstances of such holder) in a manner disproportionate to the effect of such amendment on the rights of the Limited Partners who hold Class A Interests.

14.2                        Each Limited Partner grants a power of attorney to the General Partner for the purposes of giving effect to any permitted amendment to this Agreement.  The power of attorney is intended to secure the obligations of each Limited Partner under this Agreement and/or a relevant proprietary interest and shall be irrevocable.

15.                               WITHDRAWAL

15.1                        In no circumstances will any Limited Partner be permitted to withdraw from the Partnership, or to withdraw any part of its capital account without the consent of the General Partner.

16.                               GOVERNING LAW

16.1                        This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

[Rest of page intentionally left blank- Signature pages follow]

IN WITNESS whereof this Agreement has been entered into as a deed by the parties on the day and year first above written.

OCM MARINE GP CTB, LTD.
as GENERAL PARTNER
by OAKTREE CAPITAL MANAGEMENT, L.P. - Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Adam C. Pierce
Name:	Adam C. Pierce
Title:	Senior Vice President

OCM ASIA PRINCIPAL OPPORTUNITIES FUND, L.P.
as LIMITED PARTNER
by OCM ASIA PRINCIPAL OPPORTUNITIES FUND GP, L.P., its general partner by OCM ASIA PRINCIPAL OPPORTUNITIES FUND GP LTD., its general partner by OAKTREE CAPITAL MANAGEMENT, L.P. - Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Adam C. Pierce
Name:	Adam C. Pierce
Title:	Senior Vice President

OAKTREE FF INVESTMENT FUND, L.P.
as LIMITED PARTNER
by OAKTREE FF INVESTMENT FUND GP, L.P., its general partner
by OAKTREE FF INVESTMENT FUND GP LTD., its general partner
by OAKTREE CAPITAL MANAGEMENT, L.P. - Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Adam C. Pierce
Name:	Adam C. Pierce
Title:	Senior Vice President

OAKTREE PRINCIPAL FUND V, L.P.
as LIMITED PARTNER
by OAKTREE PRINCIPAL FUND V GP, L.P., its general partner
by OAKTREE PRINCIPAL FUND V GP LTD., its general partner
by OAKTREE CAPITAL MANAGEMENT, L.P. - Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Adam C. Pierce
Name:	Adam C. Pierce
Title:	Senior Vice President

OAKTREE PRINCIPAL FUND V (PARALLEL), L.P.
as LIMITED PARTNER
by OAKTREE PRINCIPAL FUND V GP, L.P., its general partner
by OAKTREE PRINCIPAL FUND V GP LTD., its general partner
by OAKTREE CAPITAL MANAGEMENT, L.P. - Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Adam C. Pierce
Name:	Adam C. Pierce
Title:	Senior Vice President

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Executive Vice President and Chief Financial Officer

Schedule of Partners

as of 7 January 2012

Limited Partner	Capital Contribution		Class A Units	Class B Units
OCM Asia Principal Opportunities Fund, L.P.	US$	25,000,000.00	1188.75000000	0
Oaktree FF Investment Fund, L.P.	US$	27,201,904.74	1293.4505704155	0
Oaktree Principal Fund V, L.P.	US$	116,424,264.26	5535.9737656867	0
Oaktree Principal Fund V (Parallel), L.P.	US$	31,373,831.00	1491.8256638978	0
General Maritime Corporation	US$	100.00	0	490

Total	US$	200,000,100.00	9510	490